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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference herein of our report dated February 3, 1997, except as to the fourth paragraph of Note 1 to the Financial Statements which is as of May 28, 1997, and the fourth paragraph of Note 8 to the Financial Statements, which is as of July 2, 1997 relating to the balance sheet of Endocare, Inc. as of December 31, 1996 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended and related financial statement schedule, which report appears in Amendment No. 3 to the December 31, 1996 Annual Report on Form 10-K of Endocare, Inc., and the reference to our firm under the caption "Experts" in the prospectus. Such report refers to the restatement of the financial statements of Endocare, Inc. as of December 31, 1996, and for the year then ended. In addition, our report refers to a change in the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.


                                          KPMG Peat Marwick LLP

Orange County, California

July 30, 1997